Exhibit 99.6

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V60869-S06295 For Against Abstain ! ! ! ! ! ! ! ! ! BERRY GLOBAL GROUP, INC. 101 OAKLEY STREET P.O. BOX 959 EVANSVILLE, IN 47710-0959 BERRY GLOBAL GROUP, INC. 1. Proposal to adopt the Agreement and Plan of Merger, dated November 19, 2024, as it may be amended from time to time, which is referred to as the "Merger Agreement," by and among Amcor plc, which is referred to as "Amcor," Aurora Spirit, Inc., a wholly-owned subsidiary of Amcor, which is referred to as "Merger Sub," and Berry, which proposal is referred to as the "Berry Merger Proposal." The Board of Directors of Berry Global Group, Inc. ("Berry") recommends you vote FOR the following proposals: NOTE: In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting and any adjournment or postponement thereof. 2. Proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to Berry's named executive officers that is based on or otherwise relates to the transactions contemplated by the Merger Agreement, which proposal is referred to as the "Berry Advisory Compensation Proposal." 3. Proposal to approve the adjournment of the Berry Special Meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the Berry Special Meeting to approve the Berry Merger Proposal, which proposal is referred to as the "Berry Adjournment Proposal." Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/BERY2025SM You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SCAN TO VIEW MATERIALS & VOTEw

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement is available at www.proxyvote.com. V60870-S06295 BERRY GLOBAL GROUP, INC. Special Meeting of Stockholders , 2025 CST THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The stockholder hereby appoints Kevin J. Kwilinski, Chief Executive Officer, and Jason K. Greene, Executive Vice President and Chief Legal Officer, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of BERRY GLOBAL GROUP, INC. that the stockholder is entitled to vote at the Special Meeting of Stockholders to be held at CST, on , 2025, in a virtual only format at www.virtualshareholdermeeting.com/BERY2025SM, and any adjournment or postponement thereof. The stockholder hereby revokes all prior proxies that the stockholder has given with respect to the Special Meeting. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations for each of the proposals included herein and as the proxies named above deem advisable on any other matters that properly come before the Special Meeting of Stockholders or any adjournment or postponement. Continued and to be signed on reverse side